Exhibit 10.2

CERTIFICATE
AND AGREEMENT OF CONTRIBUTION TO SURPLUS

THIS CERTIFICATE AND AGREEMENT OF CONTRIBUTION TO SURPLUS (this “Agreement”) is made and entered into effective this 19th day of December, 2012, by and between SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled insurance company (“Security National Life”), and SECURITY NATIONAL FINANCIAL CORPORATION, a Utah corporation (“Security National Financial”).

WITNESSETH:

WHEREAS, Security National Life deems it to be in its best interest to increase its surplus in order to better enable it to continue expansion and operation of its business activities; and

WHEREAS, Security National Financial has heretofore indicated its willingness to contribute to Security National Life to accomplish the purposes hereinabove set forth; and

WHEREAS, in compliance with the Utah Insurance Code, the Utah Insurance Department has approved this Agreement for such contribution to surplus and other terms and conditions as hereinafter provided;

NOW, THEREFORE, IT IS AGREED:

For and in consideration of the mutual covenants hereinafter set forth, Security National Financial agrees to make a contribution to surplus of Security National Life, and Security National Life hereby agrees to accept said contribution to surplus, and the aforesaid offer and acceptance are subject to the following terms and conditions:

1.   Amount.  The contribution to surplus is in the amount of up to $4,684,208.

2.   Interest Rate.  Said sum of money shall bear interest from the date of contribution on the unpaid principal balance at the rate of 4.85% per annum.

3.   Repayment and Limitations.  The payment of principal or accrued interest, in full or in part, may be made only if Security National Life’s Total Adjusted Capital as defined in Section 31A-1-301 of the Utah Code, exceeds the Company Action Level Risk-Based Capital (RBC) as defined in Section 31A-17-601(8) of the Utah Code, the payment shall not cause Security National Life to incur a Company Action Level Event as defined in Section 31A-17-603(1) of the Utah Code, and the payment has the prior written approval of Security National Life’s Board of Directors and the Utah Insurance Commissioner.  Said principal and interest shall not form a part of the legal liabilities of Security National Life.  Said principal shall not be the basis of any setoff.  Subject to the foregoing limitations, Security National Life shall pay accrued interest quarterly and shall pay principal from time to time on demand of Security National Financial, such amount as shall be specified by Security National Financial.

4.   Liquidation.  In the event of liquidation of Security National Life under Title 31A, Chapter 27 of the Utah Code, all obligations, rights and claims hereunder are expressly subordinated to the claims of (a) policyholders, insureds and beneficiaries under insurance contracts issued by the Security National Life, (b) a supervisor, conservator, or receiver of Security National Life appointed by the Utah Insurance Commissioner, and (c) the payment of principal and interest on any prior surplus contribution notes or bonds issued by Security National Life.

5. Financial Statement Disclosure.  Until such time as all sums advanced or accrued hereunder shall be paid, financial statements filed or published by Security National Life shall show as a footnote the aggregate amount of principal and the aggregate amount of accrued interest unpaid hereunder.

6.  No Commission or Promotion Expense.  The parties certify that no commission or promotion expense has been or shall be paid in connection with this matter.

7.  Successor, Amendment.  This Agreement will be binding upon the parties and their successors and assigns, and shall not be amended by the parties without the prior written consent of the Utah Insurance Commissioner.

8.   Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Utah.

IN WITNESS WHEREOF, this Agreement has been executed and is effective as of the above date.

Attest	SECURITY NATIONAL LIFE INSURANCE COMPANY

/s/ Andrew Quist	By:	/s/ Scott M. Quist
Its: Vice President		Scott M. Quist, Chairman, President and Cheif Executive Officer

Attest	SECURITY NATIONAL FINANCIAL CORPORATION

/s/ Andrew Quist	By:	/s/ Scott M. Quist
Its: Vice President		Scott M. Quist, Chairman, President and Cheif Executive Officer

STATE OF UTAH	)
:SS
COUNTY OF SALT LAKE	)

On this 19th day of December, 2012, personally appeared before me Scott M. Quist, who being by me duly sworn did say that he is the Chairman, President and Chief Executive Officer of Security National Life Insurance Company, and that he signed the within and foregoing document on behalf of said corporation.

/s/ Jeanine Larson
Notary Public

STATE OF Utah	)
:SS
COUNTY OF SALT LAKE	)

On this 19th day of December, 2012, personally appeared before me Scott M. Quist, who being by me duly sworn did say that he is the Chairman, President and Chief Executive Officer of Security National Financial Corporation, and that he signed the within and foregoing document on behalf of said corporation.

/s/ Jeanine Larson
Notary Public